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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-86263, 333-62222, 333-106268, and 333-111806 on Form S-3, and in
Registration Statement Nos. 33-61093, 333-34433, 333-34435, 333-76138, and
333-76140 on Form S-8, of our report dated January 21, 2004 on the financial statements of Piedmont Natural Gas Company, Inc. Salary Investment Plan as of and for the years ended September 30, 2003 and 2002, and on the supplemental schedule as of September 30, 2003, appearing in this Annual Report on Form 10-K of Piedmont Natural Gas Company, Inc. for the year ended October 31, 2003.



/s/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina
January 27, 2004